                                                                     Exhibit 4.1

                                ACETO CORPORATION
                             2002 STOCK OPTION PLAN
SECTION 1. PURPOSE.

         Aceto Corporation ("Aceto" or the "Company") hereby establishes the Aceto Corporation 2002 Stock Option Plan. The purposes of the Aceto Corporation 2002 Stock Option Plan (the "Plan"), are to attract, retain and motivate Eligible Participants, as defined below, to compensate them for their contributions to the Company's growth and profit and to encourage them to own the Company's common stock, thereby promoting the interests of the Company and its stockholders.

SECTION 2. DEFINITIONS.

         As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company; (ii) a subsidiary of the Company; and (iii) any entity in which the Company has a significant equity or business interest, in each case as determined by the Board.

         "Award" shall mean any Option, Restricted Stock Award, or other stock-based Award.

         "Award Agreement" shall mean any written instrument or document evidencing any Award, which may, but need not be, executed by an Eligible Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Change in Control" shall be deemed to have occurred if: (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company,) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 20% of the combined voting power of the Company's then outstanding securities shall not constitute a change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. If any of the events enumerated in clauses (i) through (iv) occur the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Committee" shall mean a committee of the Board designated by the Board to make recommendations to the Board with regard to Awards. Until otherwise determined by the Board, the Executive Committee of the Board (which serves as the Executive Compensation Committee) shall be the Committee under the Plan.

         "Common Stock" shall mean shares of the Company's common stock, $.01 par value.

         "Eligible Participant" shall mean an employee of the Company or any Affiliate. Such term shall also mean any non-employee director, adviser, consultant or independent contractor to the Company or any Affiliate, and any reference to employment or termination of employment under the Plan shall be deemed to apply to such director, adviser, consultant or independent contractor, for the purpose of the Plan only, as if the services of such person constitute employment services.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Executive Officer" shall mean, at any time, an individual who is an executive officer of the Company within the meaning of Exchange Act Rule 3b-7 promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time, or who is an officer of the Company within the meaning of Exchange Act Rule 16a-1(f) as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "Fair Market Value" of a share of the Company's Common Stock for any purpose on a particular date shall be the last reported sale price per share of Common Stock on the principal stock exchange on which the Common Stock is traded, or if such exchange was closed on such day, or if it was open but no such sale took place on such day, then on the preceding day that the Common Stock was traded on such exchange.

         "Incentive Stock Option" shall mean an Option which meets the requirements of Section 422 of the Code.

         "Non-Qualified Stock Option" shall mean an Option which does not meet the requirements of Section 422 of the Code.

         "Option" shall mean an Incentive Stock Option or Non-Qualified Stock Option.

         "Participant" shall mean any Eligible Participant selected by the Board to receive an Award under the Plan.

         "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "QDRO" shall mean a domestic relations order meeting such requirements as the Committee shall determine, in its sole discretion.

"Restricted Stock" shall mean any Share granted under Section 7 of the Plan.

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

         "Shares" shall mean shares of the Common Stock, $ .01 par value, of the Company.

SECTION 3. ADMINISTRATION.

         (a) AUTHORITY OF COMMITTEE. The Committee shall, subject to the terms of the Plan and applicable law, make recommendations to the Board with regard to
(i) designation of Participants; (ii) the type or types of Awards to be granted to an Eligible Participant; (iii) the number of Shares to be covered by Awards;
(iv) terms and conditions of Awards; and (v) unless otherwise expressly provided in the Plan, designations, determination, interpretations, and suggested decisions with respect to the Plan or any Award.

         (b) AUTHORITY OF BOARD. All Awards under the Plan shall be made by the Board, which shall have full authority to accept, reject or modify any recommendations of the Committee. All designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

         (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be five hundred thousand (500,000). If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan are forfeited, or if such an Award terminates or is canceled without the delivery of shares, then the Shares covered by such Award, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

         (b) ADJUSTMENTS. In the event that any dividend (other than regular dividends) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then adjustment shall be made, in such manner as shall be equitable, of (i) the number of Shares with respect to which Awards may be granted, (ii) the number of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, provided, that with respect to any Award no such adjustment shall be made to the extent that such adjustment would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

         (c) Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. ELIGIBILITY.

         Any employee (including an officer, Executive Officer or director) of the Company or any Affiliate, including any non-employee director, advisor, consultant or independent contractor to the Company or any Affiliate, shall be an Eligible Participant. To the extent the Board deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of this Plan, the Board may, without amending this Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

SECTION 6. STOCK OPTIONS - TERMS AND CONDITIONS.

         All Options granted under the Plan shall be either Incentive Stock Options or Non-Qualified Stock Options and shall be evidenced by Award Agreements which shall be subject to applicable provisions of the Plan and such other provisions as they may contain including:

         (a) PRICE. The exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the date of Award.

         (b) PERIOD. The Board, upon recommendation of the Committee may establish the term of any Option award under the Plan, provided, however, that an Option shall expire no later than 10 years from the date of Award, and may not be exercisable less than six months from the date it is granted.

         (c) TIME OF EXERCISE. The Board, upon recommendation of the Committee, may grant Options to Participants with vesting schedules based on the Company's publicly traded share price exceeding predetermined levels for designated periods of time, and/or the passage of time, such that the Option becomes fully exercisable in a series of installments. The Board, upon recommendation of the Committee, may also establish other conditions of exercise and may accelerate the exercisability of any Option granted to a Participant under the Plan.

         (d) PAYMENT. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price in cash, or its equivalent, or by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

         (e) EXERCISE. An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company. A Participant shall not have any of the rights or privileges of the holder of Common Stock until such time as Shares of Common Stock are issued or transferred to the Participant.

         (f) RESTRICTIONS ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which all Incentive Stock Options first become exercisable by any grantee in any calendar year under this or another plan of the Company and its Affiliates may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options (taking Options into account in the order in which they were granted) shall be treated as Non-Qualified Stock Options. In such case, the corporation may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of any Incentive Stock Option by issuing a separate certificate for such shares and identifying the certificate as Incentive Stock Option shares in the stock transfer records of the Company.

         The exercise price of any Incentive Stock Option granted to a grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or its Parent or Subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall be not less than 110% of the Fair Market Value of the Common Stock on the grant date and the term of such Option shall not exceed five years.

         (g) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time. No Option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Option.

SECTION 7. RESTRICTED STOCK

         (a) GRANT BY COMPANY. The Board, upon recommendation of the Committee, shall have authority to determine the Participants to whom Shares of Restricted Stock (including Premium Shares, as defined below) shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, and the other terms and conditions of such Awards.

         (b) PARTICIPANT ELECTION. Each Participant may elect Restricted Stock in lieu of a portion of any annual cash bonus earned by such Participant up to 20% of such annual cash bonus. Such election is a one-time election to be made annually during a Trading Window, as defined in the Company's Trading Policy, with the right to amend the election in writing up to a maximum of two times per fiscal year during Trading Windows only. Such Restricted Stock will vest ratably over a period of years as determined by the Board. Such Restricted Stock may have a premium in shares (the

"Premium Shares") greater than the portion of the bonus to be paid in Restricted Shares, as determined by the Board, which Premium Shares shall be delivered to the Participant when the Award is fully vested, provided that the Participant is in the employ of the Company when vesting occurs.

         (c) TRANSFER RESTRICTIONS. The Company shall deliver certificates for Restricted Shares to the Participant or the Participant's legal representative upon the lapse of all restrictions applicable to such shares of Restricted Stock.

         (d) PAYMENT. Each share of Restricted Stock shall be paid in Shares, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

         (e) RIGHTS OF OWNERSHIP. The Participant shall have all rights of ownership to the Restricted Stock, including voting rights, dividends and other distributions paid on or in respect of any Shares of Restricted Stock, except for rights of transfer, which shall not exist until vesting has occurred.

SECTION 8. TERMINATION OF EMPLOYMENT.

         (a) In the event a Participant (other than a Non-Employee Director) shall cease to be employed by the Corporation while he is holding one or more Options, each outstanding Option which is exercisable on the date of such termination shall expire at the earlier of the expiration of its term or one year, unless the Board determines otherwise.

         Unless otherwise determined by the Board, any portion of an Option held by a Participant (other than a Non-Employee Director) that is not exercisable on the date such Participant's employment terminates shall expire as of such termination date.

         (b) RESTRICTED STOCK. In the event of a Participant's retirement, permanent and total disability, or death, or in cases of special circumstances, the Board may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part, any or all remaining restrictions with respect to such Participant's entitlement to shares of Restricted Stock, including any Premium Shares. In the event of a Participant's death while in the employ of the Company, any or all remaining restrictions with respect to such Participant's entitlement to shares of restricted stock shall be deemed waived by the Board.

SECTION 9. TERMINATION OF SERVICE AS A DIRECTOR.

         (a) In the event a Director shall cease to serve as a Director of the Corporation while he or she is holding one or more Options, each outstanding Option which is exercisable as of the date of such termination shall expire at the earlier of the expiration of its term or one year, unless the Board determines otherwise.

         Unless otherwise determined by the Board, any portion of an Option held by a Director which has not become exercisable as of the date a Director ceases to serve as a Director of the Corporation shall terminate as of such date.

SECTION 10. CHANGE IN CONTROL.

Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control all outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted as may apply to the type of Award.

SECTION 11. AMENDMENT AND TERMINATION.

         (a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension discontinuation or termination shall be made without stockholder approval to: increase the number of shares issuable; reduce the exercise price or otherwise reprice an Option, whether previously granted or to be granted, or extend the termination period of the Plan. The Board, however, may not amend or terminate the Plan without a Participant's consent insofar as it would adversely affect a Participant's rights to previously granted Awards.

         (b) CANCELLATION. Any Award granted hereunder may be canceled with the approval and agreement of the Participant in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

SECTION 12. GENERAL PROVISIONS

         (a) NONTRANSFERABILITY. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution or pursuant to a QDRO.

         (b) NO RIGHTS TO AWARDS. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

         (c) SHARE CERTIFICATES. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and a legend or legends may be put on any such certificates to make appropriate reference to such restrictions.

         (d) WITHHOLDING. A Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, or Shares), of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

         (e) AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

         (f) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

         (g) RIGHTS AS STOCKHOLDER. No holder of an Award of stock options or beneficiary of any such Award shall have any rights as a stockholder with respect to such options until he or she has exercised such option and become the holder of Shares. In connection with each grant of Restricted Stock hereunder, the applicable Award shall be entitled to the rights of a stockholder in respect of such Restricted Stock, except for such transfer restrictions as may be applicable thereto.

         (h) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York.

         (i) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (j) OTHER LAWS. The Company may refuse to issue or transfer any Shares or other consideration under an Award if, it determines that the issuance or transfer of such shares might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless the Board has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws any other laws to which such offer, if made, would be subject.

         (k) NO TRUST FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires rights pursuant to an Award, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

         (l) NO OBLIGATION TO EXERCISE OPTIONS. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

         (m) PLAN EXPENSES. Any expenses of administering this Plan shall be borne by the Company.

         (n) NO WARRANTY OF TAX EFFECT. Except as may be contained in any Award Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect of foreign, federal, state, or local tax on any Awards.

SECTION 13. RESTATEMENT OF SHARE OWNERSHIP GUIDELINES.

         (a) APPLICABILITY. The Board established the one-time Share ownership guidelines in connection with its adoption of the Company's 1998 Omnibus Equity Award Plan. These guidelines are restated in paragraph 13 (d) below. These guidelines are applicable to the Chief Executive Officer of the Company ("CEO") and to managerial Participants designated by the Board (together, "Designated Participants").

         (b) MEASUREMENT. Share ownership guidelines are in terms of the Fair Market Value of Shares to be owned relative to the positions held and the base salaries of the Designated Participants. Ownership levels and guidelines will be reviewed (and if advisable modified) by the Board (upon recommendation of the Committee) periodically, based on internal reports and overall operations of the Company.

         (c) TARGETED LEVELS. Designated Participants will either from inception of the Company's 1998 Omnibus Equity Award Plan or commencement of employment have five years to reach the targeted guideline levels of Share ownership set forth in Paragraph 13 (d) below (except, that if a Designated Participant's Base Salary is increased from under $100,000 to $100,000 or more, such Participant will have only three years from the date of the increase in Base Salary to reach the targeted guideline level of share ownership), which levels can be changed, modified, or suspended by the Board. Restricted Stock awarded to a Participant shall be included in calculating Shares owned.

         (d) GUIDELINES. The one-time share ownership guidelines are as follows:

                  (i) The CEO shall at all times own Shares with a Fair Market Value equal to two times his or her Base Salary.

                  (ii) All other Designated Participants with a Base Salary of less than $100,000 shall at all times own Shares with a Fair Market Value equal to one-half his or her Base Salary.

                  (iii) All other Designated Participants with a Base Salary of $100,000 or more shall at all times own Shares with a Fair Market Value equal to his or her Base Salary.

SECTION 14. EFFECTIVE DATE; TERMINATION DATE

         The Plan is effective as of September 5, 2002, the date on which the Plan was adopted by the Board, subject to approval of the shareholders within twelve months of such date. Unless previously terminated, the Plan shall terminate on the close of business on September 5, 2012, ten years from its effective date. Subject to other applicable provisions of the Plan, all Options granted under the Plan prior to termination of the Plan shall remain in effect until such Options have been satisfied or terminated in accordance with the Plan and the terms of such Options.